EXHIBIT 99.1

FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
FOURTH QUARTER AND YEAR 2012 RESULTS

FOURTH QUARTER 2012 RESULTS

•	Funds from Operations of $23.0 Million or $.78 Per Share for the Quarter Compared to $.77 Per Share for the Same Quarter Last Year, an Increase of 1.3%

•	Net Income Attributable to Common Stockholders of $12.2 Million or $.41 Per Share for the Quarter

•	Same Property Net Operating Income Decline of 0.2% for the Quarter; 0.9% Increase Without Straight-Line Rent Adjustments

•	95.1% Leased, 94.6% Occupied as of December 31, 2012

•	Renewed or Re-Leased 91% of Expiring Square Feet During the Quarter

•	Acquired a Business Distribution Portfolio (Five Buildings in Dallas Totaling 722,000 Square Feet) and 33.5 Acres of Development Land in Dallas and Houston During the Quarter for $44.5 Million

•	Sold an Operating Property in Tulsa (259,000 Square Feet) During the Quarter for $10.3 Million

•	Started Two Houston Development Projects (230,000 Square Feet) During the Quarter With Projected Total Costs of $16.5 Million

•	Paid 132nd Consecutive Quarterly Cash Dividend – $.53 Per Share

•	Issued 667,755 Shares of Common Stock During the Quarter With Proceeds of $35 Million

•	Interest and Fixed Charge Coverages of 3.7x for the Quarter

•	Moody's Investor Services Initiated Coverage With an Issuer Rating of Baa2 to EastGroup With a Stable Outlook

•	Fitch Ratings Affirmed EastGroup's Issuer Default Rating of BBB With a Stable Outlook

YEAR 2012 RESULTS

•	Funds from Operations of $88.2 Million or $3.08 Per Share Compared to $2.96 Per Share for 2011, an Increase of 4.1%

•	Net Income Attributable to Common Stockholders of $32.4 Million or $1.13 Per Share for the Year

•	Same Property Net Operating Income Growth of 0.8%; 1.8% Increase Without Straight-Line Rent Adjustments

•	Renewed or Re-Leased 81% of Expiring Square Feet During the Year

•	Operating Property Acquisitions of $51.8 Million (878,000 Square Feet)

•	Sold Four Properties (443,500 Square Feet) During the Year for $17.9 Million

•	Nine Development Starts (757,000 Square Feet) With Projected Total Costs of $54.8 Million

•	14 Buildings in the Company’s Development Program at Year-End With a Projected Total Investment of $80.4 Million

•	Paid Annual Cash Dividends of $2.10 Per Share

•	Issued 2,179,153 Shares of Common Stock During the Year With Proceeds of $111 Million

•	Closed Loans Providing Proceeds of $134 Million

•	Interest and Fixed Charge Coverages of 3.5x For the Year

JACKSON, MISSISSIPPI, February 12, 2013 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three and twelve months ended December 31, 2012.

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Commenting on EastGroup’s performance, David H. Hoster II, President and CEO, stated, “We are pleased to report EastGroup's positive results for the fourth quarter and year 2012. EastGroup achieved its seventh consecutive quarter of FFO growth as compared to the previous year's quarter with an increase in FFO of 1.3% per share during the fourth quarter and an increase of 4.1% per share for the year. Year-end occupancy increased to 94.6%, our highest level since the second quarter of 2008. Our development program continues its positive momentum. We began construction of two development projects in the fourth quarter, and since year-end, we have started construction of four additional development projects.

"EastGroup's total return to shareholders (dividends plus the change in common share price) for 2012 was 28.8%. Over the longer term, EastGroup's average annual total return to shareholders was 18% for three years, 11% for five years and 15% for ten years.”

FUNDS FROM OPERATIONS

For the quarter ended December 31, 2012, funds from operations (FFO) were $.78 per share compared to $.77 per share for the same period of 2011, an increase of 1.3% per share.  Property net operating income (PNOI) increased by $1,763,000, or 5.5%, during the fourth quarter of 2012 compared to the same quarter of 2011.  PNOI increased $1,274,000 from 2011 and 2012 acquisitions and $573,000 from newly developed properties, offset by a decrease of $63,000 from same property operations.

Same property net operating income decreased 0.2% for the fourth quarter of 2012 compared to the same quarter of 2011.  Without straight-line rent adjustments, same property net operating income for the quarter increased 0.9%.  Rental rates on new and renewal leases (3.9% of total square footage) decreased an average of 0.2% for the quarter; rental rates decreased 7.2% without straight-line rent adjustments.

For the year ended December 31, 2012, FFO was $3.08 per share compared to $2.96 per share for last year, an increase of 4.1%. PNOI increased 7.3%, or $9,016,000, for the twelve months ended December 31, 2012, compared to 2011. PNOI increased $6,206,000 from 2011 and 2012 acquisitions, $1,833,000 from newly developed properties, and $1,017,000 from same property operations.

For 2012, same property net operating income increased 0.8% compared to last year. Without straight-line rent adjustments, same property net operating income for the year increased 1.8%. Rental rates on new and renewal leases (21.1% of total square footage) increased an average of 0.7% for the year; rental rates decreased 6.3% without straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO, are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.41 for the three months ended December 31, 2012, compared to $.24 for the same quarter of 2011. A gain on sale of real estate investments of $4.5 million ($.15 per diluted share) was included in earnings during the three months ended December 31, 2012.

Diluted EPS was $1.13 for the year ended December 31, 2012 compared to $.83 for 2011. Gains on sales of real estate investments of $6.5 million ($.23 per diluted share) were included in earnings during 2012.

DEVELOPMENT

During the fourth quarter, EastGroup began construction of World Houston 37 and 38. These properties will contain a total of 230,000 square feet and have a projected total investment of $16.5 million. World Houston 38 (129,000 square feet) is a build-to-suit project with expected occupancy during the third quarter of 2013.

For the full year, the Company initiated construction of nine developments containing 757,000 square feet in Houston and Orlando with a projected total investment of $54.8 million.

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During the fourth quarter, the Company transferred Beltway Crossing IX to the real estate portfolio. The building, which is located in northwest Houston, contains 45,000 square feet and is 100% occupied.

At December 31, 2012, EastGroup’s development program consisted of 14 buildings (1,055,000 square feet) located in Houston, San Antonio and Orlando which were collectively 61% leased as of February 11, 2013.  The projected total cost for these developments is $80.4 million.

Also during the fourth quarter, the Company acquired 33.5 acres of development land in Dallas and Houston for $3.7 million. The land in Dallas (4.1 acres) is located adjacent to the Company's recently acquired Valwood Distribution Center, as discussed under Property Acquisitions and Sales below. The land in Houston (29.4 acres), which is located in the city's northwest submarket near the Company's Beltway Crossing Business Park, will accommodate the future development of approximately 372,000 square feet of multi-tenant distribution facilities depending upon the final master site plan.

Subsequent to year-end, the Company began construction of Southridge X in Orlando, Ten West Crossing 2 & 3 in Houston, and Thousand Oaks 3 in San Antonio. These buildings are expected to be completed during third quarter 2013. Southridge X will contain 71,000 square feet with an estimated total cost of $5.1 million. Southridge X will be the final building constructed in Southridge Commerce Park after the initial development started in 2004. The previous 11 buildings completed total 1,134,000 square feet and are 94% leased as of February 11, 2013. Ten West Crossing 2 (46,000 square feet) and Ten West Crossing 3 (68,000 square feet) have projected total costs of $5.1 million and $4.8 million, respectively. Thousand Oaks 3 will contain 66,000 square feet with an estimated total cost of $4.6 million.

PROPERTY ACQUISITIONS AND SALES

In December, EastGroup purchased Valwood Distribution Center in Dallas for $40.8 million. The five multi-tenant warehouse/distribution buildings contain a total of 722,000 square feet and are currently 95% leased. The buildings, which are located in the northwest submarket of the Dallas metropolitan area within Valwood Industrial Park, increase EastGroup's ownership in the Dallas market to 2.1 million square feet. As part of the transaction, the Company also purchased 4.1 acres of adjacent land for future development, as discussed under Development above.

In late December, EastGroup closed the sale of Braniff Distribution Center (259,000 square feet) in Tulsa, Oklahoma, for $10.3 million generating a gain of $4.5 million. This gain was not included in FFO since it was a gain on depreciable real estate property. Braniff was the Company's only asset in Tulsa.

DIVIDENDS

EastGroup paid cash dividends of $.53 per share of common stock in the fourth quarter of 2012, which was the Company’s 132nd consecutive quarterly cash distribution.  This was the Company’s 20th consecutive year of increasing or maintaining the cash distributions paid to its shareholders.  The Company’s dividend payout ratio to funds from operations was 68% for the year.  The annualized dividend rate of $2.12 per share yielded 3.7% on the closing stock price of $57.05 on February 11, 2013.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong balance sheet.  Debt-to-total market capitalization was 33.6% at December 31, 2012.  For the fourth quarter, the Company had interest and fixed charge coverage ratios of 3.7x and a debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio of 6.39. For the year, EastGroup had interest and fixed charge coverage ratios of 3.5x and a debt to EBITDA ratio of 6.53. If EBITDA from the December 2012 acquisitions is annualized, the debt to EBITDA ratio was 6.26 for the quarter and 6.39 for the year.  Total debt at December 31, 2012 was $814 million comprised of $608 million of fixed rate mortgage debt, $130 million of unsecured fixed rate term debt, and $76 million of floating rate bank debt.

At year-end, the Company had revolving credit facilities of $200 million and $25 million, of which $76 million was outstanding as of December 31, 2012.  The Company had borrowing capacity of $149 million remaining on the lines of credit at December 31, 2012.

The $200 million credit facility was repaid and replaced in January 2013 with a new four-year, $225 million unsecured credit facility with a group of nine banks with options for a one-year extension and a $100 million expansion. Currently,

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

the interest rate is LIBOR plus 1.175% with an annual facility fee of 0.225%. The margin and facility fee are subject to changes in the Company's credit ratings.

The $25 million credit facility was repaid and replaced in January 2013 with a new four-year, $25 million unsecured credit facility that automatically extends for one year if the extension option in the new $225 million revolving facility is exercised. Currently, the interest rate is LIBOR plus 1.175% with an annual facility fee of 0.225%. The margin and facility fee are subject to changes in the Company's credit ratings.

During September 2012, EastGroup entered into Sales Agency Financing Agreements with BNY Mellon Capital Markets, LLC and Raymond James & Associates, Inc. pursuant to which it may issue and sell up to 2,000,000 shares of its common stock from time to time. During the fourth quarter, the Company issued and sold 667,755 shares of common stock under its continuous equity program at an average price of $52.51 per share with proceeds to the Company of $35.1 million. The Company currently has 1,233,870 shares of common stock remaining to sell under the program.

For the year, EastGroup issued and sold a total of 2,179,153 shares at an average price of $50.94 per share with gross proceeds to the Company of $111.0 million.

On January 9, 2013, Fitch Ratings affirmed EastGroup's Issuer Default Rating of BBB with a stable outlook. Fitch stated that the rating affirmations reflect EastGroup's credit strengths, including its granular tenant base, modest business risk and appropriate fixed charge coverage ratio.

On January 15, 2013, Moody's Investor Services initiated coverage with an issuer rating of Baa2 to EastGroup with a stable outlook. Moody's stated that the rating reflects EastGroup's well-leased portfolio of industrial properties diversified across the Sunbelt regions.

OUTLOOK FOR 2013

FFO per share for 2013 is estimated to be in the range of $3.10 to $3.20. Diluted EPS for 2013 is estimated to be in the range of $1.02 to $1.12.  The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q1 2013	Y/E 2013	Q1 2013	Y/E 2013
	(In thousands, except per share data)

Net income attributable to common stockholders	$6,660	30,896	7,258	33,933
Depreciation and amortization	15,776	63,100	15,776	63,100
Funds from operations attributable to common stockholders	$22,436	93,996	23,034	97,033

Diluted shares	29,908	30,370	29,908	30,370

Per share data (diluted):
Net income attributable to common stockholders	$0.22	1.02	0.24	1.12
Funds from operations attributable to common stockholders	$0.75	3.10	0.77	3.20

The following assumptions were used:

•	Average occupancy of approximately 93.0% to 94.5% for the year.

•	Same property NOI change of approximately -1% to 1% for the year.

•	Development starts of 600,000 square feet with projected total costs of $45 million for the year.

•	Operating property acquisitions of $30 million in the second half of the year.

•	No operating property dispositions during the year.

•	Termination fees exceeding bad debt expense by $462,000 in the first quarter. Termination fees in excess of bad debt of zero for the remainder of the year.

•	Floating rate bank debt at an average rate of 1.5% for the year.

•	Fixed rate debt of $50 million at 3.8% fixed interest rate in the third quarter.

•	Issuance of 1,265,000 shares of common stock during the year (zero shares issued to date).

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as income from real estate operations less property operating expenses (excluding interest expense, depreciation expense on buildings and improvements, and amortization expense on capitalized leasing costs and in-place lease intangibles), and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property and impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

Cash yield is defined as the projected cash PNOI at the stated occupancy divided by the total cost of the investment, which includes acquisition costs and the anticipated capital expenditures required to achieve the projected rents.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its fourth quarter and review the Company’s current operations on Wednesday, February 13, 2013, at 11:00 a.m. Eastern Standard Time.  A live broadcast of the conference call is available by dialing 1-866-952-1907 (conference ID: EastGroup) or by webcast through a link on the Company's website at eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Wednesday, February 13, 2013.  The telephone replay will be available until Wednesday, February 20, 2013, and can be accessed by dialing 1-800-723-0394.  Also, the replay of the webcast can be accessed through a link on the Company's website at eastgroup.net and will be available until Wednesday, February 20, 2013.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available by accessing the Reports section of the Company’s website at eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects in lease-up and under construction, currently includes over 32 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at eastgroup.net.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
REVENUES
Income from real estate operations	$46,865	43,620	186,117	173,021
Other income	18	78	61	142
	46,883	43,698	186,178	173,163
EXPENSES
Expenses from real estate operations	13,081	11,599	52,993	48,913
Depreciation and amortization	15,186	14,468	61,696	56,757
General and administrative	2,383	2,564	10,488	10,691
Acquisition costs	124	197	188	252
	30,774	28,828	125,365	116,613
OPERATING INCOME	16,109	14,870	60,813	56,550
OTHER INCOME (EXPENSE)
Interest expense	(8,527)	(8,609)	(35,371)	(34,709)
Other	211	179	456	717
INCOME FROM CONTINUING OPERATIONS	7,793	6,440	25,898	22,558
DISCONTINUED OPERATIONS
Income from real estate operations	118	86	479	276
Gain on sales of nondepreciable real estate investments, net of tax	—	—	167	—
Gain on sales of real estate investments	4,474	—	6,343	—
INCOME FROM DISCONTINUED OPERATIONS	4,592	86	6,989	276
NET INCOME	12,385	6,526	32,887	22,834
Net income attributable to noncontrolling interest in joint ventures	(147)	(121)	(503)	(475)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	12,238	6,405	32,384	22,359
Other comprehensive income (loss) - cash flow hedge	213	—	(392)	—
TOTAL COMPREHENSIVE INCOME	$12,451	6,405	31,992	22,359
BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.26	0.24	0.89	0.82
Income from discontinued operations	0.15	0.00	0.24	0.01
Net income attributable to common stockholders	$0.41	0.24	1.13	0.83
Weighted average shares outstanding	29,491	27,116	28,577	26,897
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.26	0.24	0.89	0.82
Income from discontinued operations	0.15	0.00	0.24	0.01
Net income attributable to common stockholders	$0.41	0.24	1.13	0.83
Weighted average shares outstanding	29,614	27,206	28,677	26,971
AMOUNTS ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$7,646	6,319	25,395	22,083
Income from discontinued operations	4,592	86	6,989	276
Net income attributable to common stockholders	$12,238	6,405	32,384	22,359

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
NET INCOME	$12,385	6,526	32,887	22,834
Equity in earnings of unconsolidated investment	(89)	(87)	(356)	(347)
Interest income	(122)	(83)	(369)	(334)
Other income	(18)	(78)	(61)	(142)
Gain on sales of land	—	(9)	—	(36)
Income from discontinued operations	(4,592)	(86)	(6,989)	(276)
Depreciation and amortization from continuing operations	15,186	14,468	61,696	56,757
Interest expense (1)	8,527	8,609	35,371	34,709
General and administrative expense (2)	2,383	2,564	10,488	10,691
Interest rate swap ineffectiveness	—	—	269	—
Acquisition costs	124	197	188	252
PROPERTY NET OPERATING INCOME (PNOI)	$33,784	32,021	133,124	124,108
COMPONENTS OF PNOI:
PNOI from Same Properties	$31,754	31,817	124,067	123,050
PNOI from 2011 and 2012 Acquisitions	1,442	168	7,030	824
PNOI from 2011 and 2012 Development Properties	605	32	2,057	224
Other PNOI	(17)	4	(30)	10
TOTAL PNOI	$33,784	32,021	133,124	124,108
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$12,238	6,405	32,384	22,359
Depreciation and amortization from continuing operations	15,186	14,468	61,696	56,757
Depreciation and amortization from discontinued operations	95	193	578	694
Depreciation from unconsolidated investment	33	33	133	133
Depreciation and amortization from noncontrolling interest	(65)	(57)	(256)	(219)
Gain on sales of real estate investments	(4,474)	—	(6,343)	—
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$23,013	21,042	88,192	79,724
NET INCOME	$12,385	6,526	32,887	22,834
Interest expense (1)	8,527	8,609	35,371	34,709
Interest expense from unconsolidated investment	76	78	304	314
Depreciation and amortization from continuing operations	15,186	14,468	61,696	56,757
Depreciation and amortization from discontinued operations	95	193	578	694
Depreciation from unconsolidated investment	33	33	133	133
Gain on sales of real estate investments	(4,474)	—	(6,343)	—
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	$31,828	29,907	124,626	115,441
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.26	0.24	0.89	0.82
Income from discontinued operations	0.15	0.00	0.24	0.01
Net income attributable to common stockholders	$0.41	0.24	1.13	0.83
Funds from operations (FFO) attributable to common stockholders	$0.78	0.77	3.08	2.96
Weighted average shares outstanding for EPS and FFO purposes	29,614	27,206	28,677	26,971

(1)  Net of capitalized interest of $1,298 and $1,076 for the three months ended December 31, 2012 and 2011, respectively; and $4,660 and $3,771 for the twelve months ended December 31, 2012 and 2011, respectively.

(2) Net of capitalized development costs of $767 and $553 for the three months ended December 31, 2012 and 2011, respectively; and $2,810 and $1,334 for the twelve months ended December 31, 2012 and 2011, respectively.